To: CenterPoint Energy, Inc. 1111 Louisiana Street Houston, TX 77002 From: JPMorgan Chase Bank, National Association New York Branch 383 Madison Avenue New York, NY 10179 Re: Amendment to Forward Transactions Date: August 19, 2026 This letter agreement (this “Amendment”) amends the terms and conditions of the transactions (each a “Transaction”) evidenced by the Confirmation by and between JPMorgan Chase Bank, National Association (“Party A”) and CenterPoint Energy, Inc. (“Party B”), dated May 27, 2025 (the “Base Confirmation”) and by the Confirmation by and between Party A and Party B, dated May 28, 2025 (the “Additional Confirmation” and, together with the Base Confirmation, the “Confirmations”). 1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the corresponding Confirmations. 2. Amendment to Base Confirmation. The Base Confirmation shall be amended by: (a) Replacing Schedule I to the Base Confirmation in its entirety with the attached Schedule I. 3. Amendment to Additional Confirmation. The Additional Confirmation shall be amended by: (a) Replacing Schedule I to the Additional Confirmation in its entirety with the attached Schedule I. 4. Waiver. Party A hereby waives any “Termination Settlement” rights it may have under the Confirmations solely to the extent such rights arise out of an Acceleration Event occurring as a result of Party B’s declaration of any cash dividend on or prior to July 15, 2026. 5. Representations. Each of the representations and warranties in Section 3 of each Confirmation is hereby deemed to be repeated on the date hereof. 6. Effectiveness. This Amendment shall become effective upon execution hereof by the parties hereto. Except as amended hereby, all the terms of the Transactions and the provisions in the Confirmations shall remain and continue in full force and effect and are hereby confirmed in all respects. 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. 8. Governing Law. This Amendment and all matters arising in connection with the Agreements, the Confirmations and this Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law). [Signature page follows]

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Amendment enclosed for that purpose and returning it to Party A. Yours sincerely, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION By: /s/Santosh Sreenivasan Name: Santosh Sreenivasan Title: Managing Director Confirmed as of the date first above written: CENTERPOINT ENERGY, INC. [Signature Page to Confirmation Amendment] By: /s/Patricia L. Martin Name: Patricia L. Martin Title: Vice President and Treasurer

Schedule I Forward Price Reduction Date Forward Price Reduction Amount May 27, 2025 USD 0.00 August 21, 2025 USD 0.22 November 20, 2025 USD 0.22 February 19, 2026 USD 0.23 May 21, 2026 USD 0.23 August 20, 2026 USD 0.24 November 19, 2026 USD 0.24 February 18, 2027 USD 0.24